UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2018

Immersion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 467-1900

N/A

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2018, the Board of Directors of Immersion Corporation (the “Company”) approved an increase in compensation for Tom Lacey, the interim Chief Executive Officer, including (a) a base salary of $50,000.00 per month, prorated for any partial month of employment; (b) a restricted stock unit award to acquire 10,000 shares of the Company’s Common Stock (the “First Award”) which grant will vest as to 100% of the total shares on October 24, 2019, subject to Mr. Lacey’s continuous service as the Interim CEO through and including such date and which grant will accelerate upon the consummation of a change of control; (c) a restricted stock unit award to acquire 10,000 shares of the Company’s Common Stock (the “Second Award”) which grant will vest as to 100% of the total shares on October 24, 2019, subject to Mr. Lacey’s continuous service as a member of the Board through and including such date which Second Award will accelerate upon a consummation of a change of control; and (d) participation in the Company’s benefit programs.

On October 29, 2018, the Company and Mr. Lacey entered into an Employment Agreement memorializing the increase in compensation which agreement is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Employment Agreement between Immersion and Tom Lacey dated October 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: October 30, 2018	By:	/s/ Amie Peters
Name: Amie Peters
Title: General Counsel